Exhibit 10.1

CONSENT AND AMENDMENT TO NOTE PURCHASE AGREEMENT

CONSENT AND AMENDMENT dated as of August 6, 2012 (this “Amendment”) to the NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of June 2, 2010, between Exelixis, Inc., a Delaware corporation (the “Issuer”), and those purchasers set forth on the signature page hereof (individually, a “Purchaser” and together, the “Purchasers” and, collectively with the Issuer, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.

W I T N E S S E T H :

WHEREAS, on July 2, 2010, the Purchasers purchased $124,000,000 aggregate principal amount of secured convertible notes from the Issuer.

WHEREAS, the Issuer wishes to issue up to $460,000,000 aggregate principal amount of convertible senior subordinated notes in an underwritten public offering, a preliminary prospectus for which will be filed on or about August 6, 2012 (the “Offering”), the terms of which convertible senior subordinated notes would include the escrow of a portion of the proceeds to secure certain of the Issuer’s obligations under such convertible senior subordinated notes; and

WHEREAS, due to such interest escrow, Section 5.02(c) would prohibit the issuance of such convertible senior subordinated notes;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:

1. Amendment to the Agreement. The Agreement is hereby amended as follows:

(a) The following definition is hereby added to Section 1.1 of the Agreement:

“Convertible Notes” means the convertible senior subordinated unsecured notes of the Issuer in a principal amount not to exceed $460,000,000 aggregate principal amount to be issued in an underwritten public offering, a preliminary prospectus for which will be filed on or about August 6, 2012, which convertible senior subordinated will be subject to Customary Subordination Terms; provided that (a) a portion of the proceeds (up to an amount equal to the aggregate of the first six scheduled semi-annual interest payments on such notes) would be deposited into an escrow account (the “Interest Escrow Account”) and pledged to secure the Issuer’s obligations in part under such convertible senior subordinated notes, and (b) that any payments on such convertible senior subordinated notes from the assets and proceeds of the Interest Escrow Account shall not be subject to Customary Subordination Terms;

(b) The definition of Permitted Indebtedness is hereby amended by replacing clause (f) with the following new clause (f):

(f) (i) the Convertible Notes and (ii) unsecured Indebtedness consisting of subordinated convertible notes so long as such subordinated convertible notes are subject to the Customary Subordination Terms,

(c) Section 2.2(d) of the Agreement is hereby amended by adding the following proviso to the end thereof:

; provided that if the Borrower prepays all or any portion of the Principal Amount prior to July 2, 2013, the Optional Prepayment Amount shall be determined as if such prepayment occurred on July 3, 2013.

(d) The following sentence is added to Section 2.9(a) of the Agreement:

Notwithstanding the foregoing, prior to July 3, 2013, the only Principal Amounts that may be satisfied by the Borrower pursuant to this Section 2.9(a) shall be Mandatory Prepayment Amounts.

2. Amendment to the Security Agreement. The Collateral shall exclude the Interest Escrow Collateral; provided that the amounts deposited into the Interest Escrow Account shall not exceed an amount equal to the first six scheduled interest payments on the Convertible Notes, excluding any additional interest. For purposes hereof, “Interest Escrow Collateral” means:

(a) the Interest Escrow Account, all security entitlements from time to time carried in the Interest Escrow Account, all funds from time to time held in the Interest Escrow Account, including, without limitation, the cash and securities deposited in the Interest Escrow Account in connection with the issuance of the Convertible Notes (the “Interest Escrow Funds”) and all certificates and instruments, if any, from time to time, representing or evidencing the Interest Escrow Account or the Interest Escrow Funds;

(b) all investments of funds in the Interest Escrow Account, all certificates and instruments, if any, from time to time representing or evidencing any securities in which such funds may from time to time be invested and all security entitlements to such securities;

(c) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing securities from time to time hereafter delivered to or otherwise possessed by the escrow agent for the Interest Escrow Account, in substitution for or in addition to any or all of the then existing Interest Escrow Collateral;

(d) all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Interest Escrow Collateral; and

(e) all proceeds of the foregoing.

3. Effectiveness. This Amendment shall become effective upon: (1) the closing of the offering of the Convertible Notes prior to September 14, 2012 in an aggregate principal amount of at least $150,000,000, and (2) the payment by the Issuer of a consent fee to the Purchasers equal to $1,500,000 (pro rated among the Purchasers based on the Principal Amount of each Note).

4. Except as amended by this Amendment, the Agreement and the Security Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Purchasers and the Issuer have caused this Amendment to be duly executed as of the date first written above.

ISSUER:		PURCHASERS:

EXELIXIS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

		By:	Deerfield Mgmt, L.P., its General Partner

By:	/s/ Michael M. Morrissey	By:	J.E. Flynn Capital LLC, its General Partner
Name:	Michael M. Morrissey
Title:	President and Chief Executive Officer
		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	Deerfield Mgmt, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

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